Exhibit 10.25

Notice of Grant of Stock Options and Option Agreement	Threshold Pharmaceuticals, Inc. ID: 94-3409596 1300 Seaport Blvd., 5th Floor Redwood City, CA. 94063

Name Address	Option Number: Plan: Amended and Restated 2004 Equity Incentive Plan ID:

Effective                     , you have been granted a(n)                      Option to buy              shares of Threshold Pharmaceuticals, Inc. (the Company) stock at $             per share.

The total option price of the shares granted is $            .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
On Vest Date
Monthly

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2004 Amended and Restated Equity Incentive Plan and the Option Exercise and Stock Purchase Agreement, all of which are attached and made a part of this document.

Threshold Pharmaceuticals, Inc.	Date

Name	Date

Date:

Time:

THRESHOLD PHARMACEUTICALS, INC.

2004 EQUITY INCENTIVE PLAN

OPTION EXERCISE

AND

STOCK PURCHASE AGREEMENT

Instructions

1.	Read the entire Agreement carefully. This is a legally binding agreement between you and the Company.

2.	Items A – C: insert your name and identifying information.

3.	Items D-G: identify the stock option you want to exercise.

4.	Item H: identify how many shares you want to purchase.

5.	Item I: Calculate the Option Price by multiplying the share number in Item H by the purchase price per share in Item E.

6.	Item J: Confirm with the Company whether a tax withholding amount should be entered in this space.

7.	Item K: Add the Option Price in Item I to the tax withholding amount, if any, in Item J. Insert the resulting Purchase Price in Item K.

8.	Item L: Identify your approved method of payment for the Shares.

9.	Signatures: Sign the Agreement in the space provided on page 10. Important note: If you are married, your spouse also is required to sign.

10.	Submit your fully completed and signed Agreement, together with payment of the Purchase Price, to David Southern.

THRESHOLD PHARMACEUTICALS, INC.

2004 EQUITY INCENTIVE PLAN

OPTION EXERCISE AND

STOCK PURCHASE AGREEMENT

Date:

OPTIONHOLDER / PURCHASER

(A)	Name:

(B)	Employee number:

(C)	Residence address:

________________________________________________________________________________

_______________________________________________________________________________

STOCK OPTION

(D)	Option Shares (total) subject to this Option:

(E)	Purchase Price per Share:

(F)	Grant Date:

(G)	Option Control Number:

OPTION SHARES PURCHASED UNDER THIS AGREEMENT

(H)	Shares purchased:

(I)	Option Price [ (E) x (H) ]:

(J)	Tax withholding (if applicable):

                                                                                              (to be calculated by Company)

(K)	Purchase Price [ (I) + (J) ]:

PAYMENT METHOD (select one or more)

(L)	Cash or check (enclosed):

Wire transfer:

                                                                     (Identify sending bank and wire transfer number)

“Cashless exercise”:

                                                         (Identify approved NASD broker-dealer and attach agreement)

Other:

                                             (Attach Company approval for other form of payment)

DELIVERY INSTRUCTIONS (select one)

(A)	Send certificate to Option Holder address above

(B)	Send certificate (if restricted shares) or DWAC shares to my broker as noted below:

Contact Person:

Contact Phone No.:

Broker	Name:

Broker address:

                         ___________________________________________________________________________

                         ___________________________________________________________________________

Broker’s DTC#:

Stkholder Acct No

1. Exercise of Option.

1.1. I am exercising my right to purchase the number of shares of common stock of Threshold Pharmaceuticals, Inc. as indicated on Line (H) by exercising the option identified on Lines (D) through (G). The per share purchase price of the option is indicated on Line (E) and the aggregate purchase price of the shares I am purchasing is indicated on Line (I). I acknowledge that I may be responsible for tax withholding on the shares, in which case the aggregate purchase price would be as indicated on Line (K) (which the Company will complete). The shares that I am purchasing by exercising my option are referred to in this Agreement as the “Shares.” The total purchase price of the Shares is referred to in this Agreement as the “Purchase Price.” I acknowledge that the option I am exercising was issued under and is subject to the rules of Threshold Pharmaceuticals, Inc. 2004 Equity Incentive Plan.

1.2. With this signed agreement, I have submitted either (a) cash or a check for the amount of the Purchase Price, (b) irrevocable wire transfer instructions for the Purchase Price or (c) another form of payment for the Purchase Price as is permitted under this Agreement or by the written approval of the Company.

2. Company’s Rights of Repurchase.

2.1. Right of Repurchase for Reverse Vesting. If the Shares are not completely vested, I acknowledge that, if my employment with the Company is Terminated (as defined in the Plan), the Company can elect to repurchase any or all of the unvested Shares during the 90 days following my Termination for the lesser of: (i) the Purchase Price of the Shares, minus any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase and (ii) the fair market value of the Shares as of the date of my Termination (determined in accordance with the Plan).

2.2. Escrow. To enforce any restrictions on the Shares including the Company’s right to repurchase the Shares, I acknowledge that I may be required to deposit the certificates representing the Shares, with stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company to hold in escrow until the Shares have vested and restrictions have lapsed or terminated. I further acknowledge that the certificates representing the Shares may contain legends referencing the restrictions on the Shares and any other legends deemed appropriate by counsel to the Company.

2.3. Sales Prohibited. I acknowledge that I may not sell or transfer the shares while they are subject to the Company’s right of repurchase.

3. Representations

3.1. Taxes. The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated by this Agreement and I am not relying on the Company or its representatives for an assessment of such tax consequences. I have had adequate opportunity to consult with my personal tax advisor prior to submitting this Agreement to the Company. I also acknowledge I must meet such withholding obligations as the Company imposes as is required by applicable law.

3.2. Repurchase. If the Shares are subject to a right of repurchase in favor of the Company at their original Purchase Price when I cease to provide services for the Company, or if I could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to the purchase of the Shares, I will execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the “Acknowledgment”) attached as Exhibit A. I acknowledge that I am primarily responsible for filing any Section 83(b) elections although the Company will, as an accommodation to me and without assuming any liability, file a duplicate election if I promptly provide an executed form with the Acknowledgement and Statement of Decision Regarding Section 83(b). I will consult with my own tax advisor to determine if there is a comparable election to file in the state of where I reside and whether filing a federal or state Section 83(b) election is desirable under my circumstances.

3.3. Disqualifying Dispositions of ISO Stock. I acknowledge that if the Stock acquired by exercise of an Incentive Stock Option (as defined in Section 2.1 of the Plan) is disposed of within two years after the Grant Date (as defined in the Option Grant) or within one year after such exercise, immediately prior to the disposition I will promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.

4. Miscellaneous Provisions.

4.1. Successors and Assigns. Subject to the limitations set forth in this Agreement, the benefits and obligations of this Agreement will be binding on the executors, administrators, heirs, legal representatives, successors, and assigns of the parties.

4.2. Costs. I will repay the Company for all costs and damages, including incidental and consequential damages and attorney’s fees, resulting from any transfer of the Shares which is not in compliance with the provisions of this Agreement.

4.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding those laws that direct the application of the laws of another jurisdiction.

4.4. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until I am notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to:

Threshold Pharmaceuticals, Inc.

Attention: Chief Financial Officer

at the Company’s published principal office location.

4.5. Communications. Unless and until I notify the Company in writing to the contrary, all notices, communications, and documents intended for me and related to this Agreement, if not delivered by hand, shall be mailed to my last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and three business days after mailing, if by mail.

4.6. Arbitration. All disputes arising out of this Agreement will be finally settled by arbitration in accordance with the then existing rules of the American Arbitration Association. The arbitration will be conducted in the county in Santa Clara County. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it; provided that nothing in this Agreement shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this agreement shall be valid and sufficient.

4.7. This is not an employment contract. This Agreement is not to be interpreted as a guarantee or contract of continuing employment.

THRESHOLD PHARMACEUTICALS, INC.

By:

Title:

I hereby agree to be bound by all of the terms and conditions of this Agreement and the Plan.

Purchaser’s signature

Printed name

The purchaser’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.

Purchaser’s Spouse